                          REGISTRATION RIGHTS AGREEMENT

                                     between

                               PORTA SYSTEMS CORP.

                                       and

                          THE HOLDERS DESCRIBED HEREIN



                          Dated as of October 10, 1997

                                TABLE OF CONTENTS



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                                                                                                        ----
1.  Definitions.....................................................................................       1

2.  Initial Registration Under the Securities Act...................................................       3
         (a)  Shelf Registration....................................................................       3
         (b)  Rights Under Sections 3 and 4 Conditional.............................................       3

3.  Securities Act Registration on Request..........................................................       3
         (a)  Request...............................................................................       3
         (b)  Registration Statement Form...........................................................       4
         (c)  Effective Registration Statement......................................................       5
         (d)  Priority in Requested Registration....................................................       5
         (e)  Shelf Registrations...................................................................       6
         (f)  Continuing Obligation to Register.....................................................       6

4.  Piggyback Registration..........................................................................       6

5.  Expenses........................................................................................       7

6.  Registration Procedures.........................................................................       8

7.  Underwritten Offerings..........................................................................      11
         (a)  Underwriting Agreement................................................................      11
         (b)  Piggyback Underwritten Offerings; Priority............................................      12
         (c)  Holders of Registrable Common Stock to be Parties to Underwriting Agreement...........      12
         (d)  Selection of Underwriters for Piggyback Underwritten Offering.........................      13

8.  Preparation; Reasonable Investigation...........................................................      13
         (a)  Registration Statements...............................................................      13
         (b)  Confidentiality.......................................................................      13

9. Indemnification..................................................................................      13
         (a)  Indemnification by the Company........................................................      13
         (b)  Indemnification by the Offerors and Sellers...........................................      14
         (c)  Notices of Losses, etc................................................................      15
         (d)  Contribution..........................................................................      15
         (e)  Other Indemnification.................................................................      16
         (f)  Indemnification Payments..............................................................      16

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
10.  Registration Rights to Others..................................................................      16

11.  Adjustments Affecting Registrable Common Stock.................................................      16

12.  Rule 144 and Rule 144A.........................................................................      16

13.  Amendments and Waivers.........................................................................      17

14.  Nominees for Beneficial Owners.................................................................      17

15.  Assignment.....................................................................................      17

16.  Calculation of Percentage or Number of Shares of Registrable Common Stock......................      17

17.  Miscellaneous..................................................................................      18
         (a)  Further Assurances....................................................................      18
         (b)  Headings..............................................................................      18
         (c)  No Inconsistent Agreements............................................................      18
         (d)  Remedies..............................................................................      18
         (e)  Entire Agreement......................................................................      18
         (f)  Notices...............................................................................      18
         (g)  Governing Law.........................................................................      19
         (h)  Severability..........................................................................      19
         (i)  Counterparts..........................................................................      19

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of October 10, 1997 (this "Agreement"), by and among Porta Systems Corp., a Delaware corporation (the "Company"), and those security holders of the Company who, in connection with their conversion of Zero Coupon Senior Subordinated Notes due January 2, 1998 ("Notes"), become Affiliates of the Company as a result of their conversion of the Notes (the "Holders").

                  To induce the holders of the Notes who, as a result of their conversion of the Notes, become Affiliates of the Company, to convert the Notes and receive shares of Common Stock issued by the Company, the Company has undertaken to register Registrable Common Stock (as hereinafter defined) under the Securities Act (as hereinafter defined) and to take certain other actions with respect to the Registrable Common Stock. This Agreement sets forth the terms and conditions of such undertaking.

                  In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

                  1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

                  "Affiliate" of a Person means any Person that controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Common Stock" means the shares of common stock, $0.01 par value per share, of the Company.

                  "Exchange" means the principal stock exchange or market on which the Common Stock is traded, which is presently the American Stock Exchange, Inc.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                  "Excusable Reason" means the occurrence of negotiations with respect to material agreements prior to the announcement of the execution of the agreement or the termination of the negotiations and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be adverse to the best interests of the Company provided that the Company is continuing to treat such negotiations as confidential and provided further that the period during which the Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result thereof has not exceeded 60 days and provided further that the Company shall not be permitted to avoid filing a registration statement (or to suspend the use of an effective registration statement) for an Excusable Reason more than twice in any one-year period.

                  "Expenses" means, except as set forth in Section 5 hereof, all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel for the underwriters only in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers of securities and, with respect to registration statements other than a Shelf Registration, up to $15,000 of the reasonable fees, disbursements and other charges of one firm of counsel (per registration statement prepared) to the Holders of Registrable Common Stock (selected by the Holders holding a majority of the shares of Registrable Common Stock covered by such registration), but excluding from the definition of Expenses underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Common Stock in all cases.

                  "Initiating Holders" has the meaning set forth in Section 3(a) hereof.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the Nasdaq Stock Market and includes The Nasdaq National Market and The Nasdaq SmallCap Market.

                  "Notes" means the Company's Zero Coupon Senior Subordinated Convertible Notes due January 2, 1998.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

                  "Public Offering" means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

                  "Registrable Common Stock" means any shares of Common Stock held by the Holders immediately following the conversion of the Notes as to which and only for so long as registration pursuant to the Securities Act is required for public sale without regard to volume limitations, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to the Common Stock.

                  "Requesting Holders" has the meaning set forth in Section 4 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                  "Selling Holders" means the Holders of Registrable Common Stock requested to be registered pursuant to Section 3(a) hereof.

                  "Shelf Registration" means a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act.

                  "Transfer" means any transfer, sale, assignment, pledge, hypothecation or other disposition of any interest. "Transferor" and "Transferee" have correlative meanings.

                  2. Initial Registration Under the Securities Act.

                           (a) Shelf Registration. The Company shall (i) cause
to be filed not later than 45 days after the date hereof a Shelf Registration statement providing for the sale by the Holders of all of the Registrable Common Stock and (ii) use its best efforts to have such Shelf Registration thereafter declared effective by the Commission not later than 60 days after the date of filing, subject to any delay for an Excusable Reason. The Shelf Registration shall register the Registrable Common Stock for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company agrees to use its best efforts to keep the Shelf Registration continuously effective until the end of the eighteenth month following the date such Shelf Registration is declared effective by the Commission or such shorter period which will terminate when all of the Registrable Common Stock covered by the Shelf Registration has been sold pursuant to the Shelf Registration, excluding from the calculation of such eighteen-month period any period of time during which the Shelf Registration was unavailable for use by the Holders due to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court as contemplated by Section 2(b)(ii) or for any other reason including an Excusable Reason.

                           (b) Rights Under Sections 3 and 4 Conditional. So
long as the Company has complied and continues to remain in compliance with
Section 2(a) of this Agreement, the Holders shall have no right to cause the filing of a registration statement pursuant to Section 3 hereof or to participate in an offering under a registration statement pursuant to Section 4 hereof.

                  3. Securities Act Registration on Request.

                           (a) Request. If at any time after March 31, 1998, the
Company does not make available to the Holders for any reason (other than an Excusable Reason) the Shelf Registration statement contemplated by Section 2 hereof, one or more Holders (the "Initiating Holders") may make a written request (the "Initiating Request") to the Company for the registration with the Commission under the Securities Act of all or part of such Initiating

Holders' Registrable Common Stock; provided, however, that such request shall be made by one or more Holders of at least 10% of the outstanding shares of Registrable Common Stock, which request shall specify the number of shares to be disposed of and the proposed plan of distribution therefor. Upon the receipt of any Initiating Request for registration pursuant to this paragraph, the Company promptly shall notify in writing all other Holders of the receipt of such request and will use its best efforts to effect, at the earliest possible date (taking into account any delay that may result from any special audit required by applicable law), such registration under the Securities Act, including a Shelf Registration (if then eligible), of

                           (i) the Registrable Common Stock which the Company has been so requested to register by such Initiating Holder, and

                           (ii) all other Registrable Common Stock which the Company has been requested to register by any other Holders by written request given to the Company within 30 days after the giving of written notice by the Company to such other Holders of the Initiating Request, all to the extent necessary to permit the disposition (in accordance with Section 3(b) hereof) of the Registrable Common Stock so to be registered; provided, that,

                                    (A) if the intended method of distribution
                  is an underwritten public offering, the Company shall not be required to effect such registration pursuant to this Section 3(a) unless such underwriting shall be conducted on a "firm commitment" basis,

                                    (B) subject to the last sentence of Section
                  5 hereof, any Holder whose Registrable Common Stock was to be included in any such registration, by written notice to the Company, may withdraw such request and, on receipt of such notice of the withdrawal of such request from Holders holding a percentage of Common Stock, such that the Holders that have not elected to withdraw do not hold, in the aggregate, the requisite percentage of the Common Stock to initiate a request under this Section 3(a), the Company need not effect such registration, and

                                    (C) the Company shall not be required to
                  effect any registration to be effected pursuant to this
                  Section 3(a) unless at least 10% of the shares of Registrable Common Stock outstanding at the time of such request is to be included in such registration.

                           (b) Registration Statement Form. Registrations under
Section 3(a) hereof shall be on such appropriate registration form prescribed by the Commission under the Securities Act as shall be selected by the Company and as shall permit the disposition of the Registrable Common Stock pursuant to an underwritten offering unless the Selling Holders holding at least a majority of the shares of Registrable Common Stock requested to be included in such registration statement determine otherwise, in which case pursuant to the method of disposition determined by such Selling Holders. The Company agrees to include in any such registration statement filed pursuant to Section 3(a) hereof all information which any Selling Holder, upon advice of counsel, shall reasonably request.

                           (c) Effective Registration Statement. A registration
requested pursuant to Section 3(a) hereof shall not be deemed to have been effected

                                    (i) unless a registration statement with
         respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of all Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock have been disposed of in accordance with such registration statement,

                                    (ii) if, after it has become effective, such
         registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by the Selling Holders and has not thereafter become effective, or

                                    (iii) if, in the case of an underwritten
         offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by reason of any breach or failure by the Selling Holders, or are not otherwise waived.

                  The Holders of Registrable Common Stock to be included in a registration statement may at any time terminate a request for registration made pursuant to Section 3(a) in accordance with Section 3(a)(ii)(B). Expenses incurred in connection with a request for registration terminated pursuant to this paragraph shall be paid in accordance with the last sentence of Section 5 hereof.

                           (d) Priority in Requested Registration. If a
registration under Section 3(a) hereof involves an underwritten public offering, and the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to each Holder requesting that Registrable Common Stock be included in such registration statement) that, in its opinion, the number of shares of Registrable Common Stock requested to be included in such registration exceeds the number of such securities that can be sold in such offering within a price range stated to such managing underwriter by Selling Holders owning at least a majority of the shares of Registrable Common Stock requested to be included in such registration to be acceptable to such Selling Holders, the Company shall include in such registration, to the extent of the number and type of securities which the Company is advised can be sold in such offering, all Registrable Common Stock requested to be registered pursuant to
Section 3(a) hereof, pro rata among the Selling Holders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such holders, and no other shares of Common Stock, whether to be sold by the Company or any other Person.

                           (e) Shelf Registrations. If a demand made pursuant to
Section 3(a) hereof is for a Shelf Registration, the period for which such Shelf Registration must remain effective need not extend beyond the period set forth in Section 2(a) hereof or such shorter period which will terminate when all of the Registrable Common Stock covered by the Shelf Registration has been sold pursuant thereto.

                           (f) Continuing Obligation to Register. No
registration effected under this Section 3 shall relieve the Company of its obligation to effect the Shelf Registration under Section 2 hereof or of its obligation to permit the registration of Registrable Common Stock under Section 4 hereof.

                  4. Piggyback Registration. If at any time after March 31, 1998, the Company does not make available to the Holders for any reason (other than an Excusable Reason) the Shelf Registration statement contemplated by
Section 2(a) hereof and at any time proposes to register any of its securities under the Securities Act by registration on any forms other than Form S-4 or S-8 (or any successor or similar form(s)), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, it shall give prompt written notice to all of the Holders of its intention to do so and of such Holders' rights (if any) under this
Section 4, which notice, in any event, shall be given at least 10 Business Days prior to such proposed registration. Upon the written request of any Holder receiving notice of such proposed registration that is a Holder of Registrable Common Stock (a "Requesting Holder") made within 5 Business Days after the receipt of any such notice (3 Business Days if the Company states in such written notice or gives telephonic notice to the relevant securityholders, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Common Stock intended to be disposed of by such Requesting Holder and the minimum offering price per share at which the Holder is willing to sell its Registrable Common Stock, the Company shall, subject to Section 7(b) hereof, effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the Requesting Holders thereof; provided, that,

                                    (A) prior to the effective date of the
                  registration statement filed in connection with such registration, promptly following receipt of notification by the Company from the managing underwriter of the price at which such securities are to be sold, the Company shall so advise the attorney-in-fact for the Requesting Holders of such price, and if such price is below the minimum price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, such Requesting Holder shall then have the right irrevocably to withdraw its request to have its Registrable Common Stock included in such registration statement, by delivery of written notice of such withdrawal to the Company promptly but in any event before the execution of the underwriting agreement on behalf of such Holder, without prejudice to the rights of any Holder or Holders of Registrable Common Stock to include Registrable Common Stock in any future registration (or registrations) pursuant to this
                  Section 4 or to cause
                  such registration to be effected as a registration under
                  Section 2 or Section 3(a) hereof, as the case may be;

                                    (B) if at any time after giving written
                  notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this
                  Section 4 or to cause such registration to be effected as a registration under Section 2 or 3(a) hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Stock, for the same period as the delay in registering such other securities; and

                                    (C) if such registration involves an
                  underwritten offering, each Requesting Holder shall sell its Registrable Securities on the same terms and conditions as those that apply to the Company, if the Company is offering Common Stock.

                  No registration effected under this Section 4 shall relieve the Company of its obligation to effect any registration upon request under
Section 3(a) hereof or of its obligation to effect the Shelf Registration under
Section 2 hereof.

                  5. Expenses. The Company shall pay all Expenses in connection with any registration initiated pursuant to Section 2(a), 3(a) or 4 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Common Stock originally requested to be included in such registration is ultimately included in such registration. Notwithstanding the foregoing, if any request for registration made pursuant to
Section 3(a) hereof is withdrawn or terminated by the Selling Holders prior to the registration becoming effective, the Expenses incurred in connection with such request shall be borne by the Selling Holders pro rata on the basis of the number of shares of Registrable Common Stock requested to be registered pursuant to such demand by each Selling Holder; provided, however, that, in the case of an underwritten Public Offering, if such request for registration is withdrawn or terminated by the Selling Holders prior to the registration becoming effective because the offering price of the Registrable Common Stock requested to be registered would, in the opinion of the managing underwriter of such offering, be less than 90% of the estimated offering price of the Common Stock as indicated in writing by the managing underwriter prior to the initial filing of such registration statement with the Commission, the Company shall pay 50% of the Expenses in connection with such registration and the Selling Holders shall pay the remaining 50% on a pro rata basis.

                  6. Registration Procedures. If and whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2(a), 3(a) and 4 hereof, the Company shall, as expeditiously as possible:

                           (a) subject to Section 6(c) hereof, prepare and file
with the Commission (promptly and, in the case of any registration pursuant to Section 3(a), in any event within 45 days) the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities that are not shares of Registrable Common Stock (and, under the circumstances specified in Section 4 hereof, its securities that are shares of Registrable Common Stock) at any time prior to the effective date of the registration statement relating thereto;

                           (b) notify each seller of Registrable Common Stock
and other securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and subject to Section 6(c) hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock has been disposed of in accordance with the method of disposition set forth in such registration statement;

                           (c) before filing any registration statement or
prospectus or any amendments or supplements thereto, furnish to and afford the Holders of the Registrable Common Stock, one firm of counsel for the Holders designated by the Holders of a majority of the Registrable Common Stock included in the registration statement (the "Holders Counsel") and the managing underwriters, if any designated by the Holders, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least ten (10) Business Days prior to such filing). The Company shall not file any registration statement or prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority of the shares of Registrable Common Stock covered by such registration statement, the Holders Counsel, or the managing underwriters, if any, shall reasonably object. Any registration statement, when declared effective by the Commission or when subsequently amended (by an amendment which is declared effective by the Commission) or any prospectus in the form included in the registration statement as declared effective by the Commission or when subsequently supplemented will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (d) use its best efforts to obtain the prompt
withdrawal of any order suspending the effectiveness of a registration statement, and in any event shall, within thirty (30) days of such cessation of effectiveness, use its best efforts to amend the registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement pursuant to Rule 415 covering all of the Registrable Common Stock and use its best efforts to cause the subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to remain effective;

                           (e) if requested by the managing underwriters, if
any, or the Holders of a majority of the Registrable Common Stock being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such registration statement;

                           (f) furnish to each seller of Registrable Common
Stock covered by such registration statement such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in writing;

                           (g) use its best efforts (i) to register or qualify
all Registrable Common Stock under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Common Stock covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, (iii) to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Common Stock for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment, and (iv) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (g) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (h) use its best efforts to cause all Registrable
Common Stock and other securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Common Stock to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock in the manner set forth in the registration statement;

                           (i) in connection with any underwritten offering, use
its best efforts to obtain and, if obtained, furnish to each seller of Registrable Common Stock, and each such seller's underwriters, if any, a signed

                                    (i) opinion of counsel for the Company,
         dated the date of the closing under the underwriting agreement, reasonably satisfactory in form and substance to the Holders Counsel, and

                                    (ii) "comfort" letter, dated the effective
         date of such registration statement and signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, reasonably satisfactory in form and substance to the Holders Counsel, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the sellers of the Registrable Common Stock covered by such registration statement or the underwriters, if any, may reasonably request;

                           (j) otherwise comply with all applicable rules and
regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Registrable Common Stock at least ten days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

                           (k) use its best efforts to cause all such
Registrable Common Stock covered by such registration statement (i) to be listed on the Exchange, if the listing of such Registrable Common Stock is then permitted under the rules thereof or (ii) if the Company is not required pursuant to clause (i) above to list such securities covered by such registration statement on such Exchange, use its best efforts to secure designation of all Registrable Common Stock covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-l of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Common Stock and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Common Stock;

                           (l) file all annual and quarterly reports required by
the Exchange Act, and, in the event that the Company is no longer subject to the reporting requirements of the Exchange Act, file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in the same manner as if it were subject to such reporting requirements; and

                           (m) provide a transfer agent for such Registrable
Common Stock covered by such Registration Statement no later than the effective date thereof (which transfer agent shall also maintain the share register for the Common Stock).

                  The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of the securities covered by such registration statement as the Company may from time to time reasonably request in writing and as is required by applicable laws and regulations.

                  Each Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Common Stock it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Common Stock. Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection
(b) of this Section 6, such Holder shall forthwith discontinue such Holder's disposition of Registrable Common Stock pursuant to the registration statement relating to such Registrable Common Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (b) of this Section 6 and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Common Stock current at the time of receipt of such notice.

                  7. Underwritten Offerings.

                           (a) Underwriting Agreement. In the event of an
underwritten offering of Registrable Common Stock, the Company shall enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Common Stock, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as is reasonable, and (ii) include in such underwriting agreement indemnification provisions and procedures no less favorable than those set forth in Section 9 of this Agreement (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Common Stock covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                           (b) Piggyback Underwritten Offerings; Priority. If
the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4 hereof and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by any Requesting Holders, use its best efforts to arrange for such underwriters to include all of the Registrable Common Stock to be offered and sold by such Requesting Holders among the securities of the Company to be distributed by such underwriters; provided, that, if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Requesting Holders) that if all the Registrable Common Stock requested to be included in such registration (together with all other shares of Common Stock of other stockholders of the Company requested to be so included pursuant to "piggyback" rights granted to such stockholders) were so included, in its opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number and type of securities which may be included in such offering without such effect), then the Company shall include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, securities that the Company proposes to issue and sell for its own account and (ii) second, Registrable Common Stock requested to be registered by Requesting Holders pursuant to Section 4 hereof and Common Stock of any other stockholders of the Company requesting registration as aforesaid, pro rata, among such holders on the basis of the number of shares of Common Stock requested to be registered by all such holders.

                  Any Requesting Holder may withdraw its request to have all or any portion of its Registrable Common Stock included in any such offering by notice to the Company within 10 Business Days after receipt of a copy of a notice from the managing underwriter pursuant to this section 7(b).

                           (c) Holders of Registrable Common Stock to be Parties
to Underwriting Agreement. The Holders of Registrable Common Stock to be distributed by underwriters in an underwritten offering contemplated by subsections (a) or (b) of this Section 7 shall be parties to the underwriting agreement between the Company and such underwriters and any such Holder, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. No such Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters except that each such Holder shall be required to make representations, warranties and agreements regarding such Holder, such Holder's Registrable Common Stock and such Holder's intended method of distribution. The Selling Holders shall appoint an attorney-in-fact who shall be authorized to negotiate with the underwriter on behalf of the Selling Holders and to execute the underwriting agreement and related documentation on their behalf.

                           (d) Selection of Underwriters for Underwritten
Offering. The underwriter or underwriters of each underwritten offering, if any, of the Registrable Common Stock to be registered pursuant to Section 2(a) or 3(a) hereof (i) shall be a nationally recognized underwriter (or underwriters),
(ii) shall be selected by the Selling Holders owning at least a majority of the shares of Registrable Common Stock to be registered and (iii) shall be reasonably acceptable to the Company. The underwriter or underwriters of each piggyback underwritten offering pursuant to Section 4 shall be a nationally recognized underwriter (or underwriters) selected by the Company.

                  8. Preparation; Reasonable Investigation.

                           (a) Registration Statements. In connection with the
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give each Holder of Registrable Common Stock registered under such registration statement, the underwriter, if any, and its respective counsel and accountants the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of any such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                           (b) Confidentiality. Each Holder of Registrable
Common Stock shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Holder of Registrable Common Stock and identified in writing by the Company as confidential. Information that (i) is or becomes available to a Holder of Registrable Common Stock from a public source, (ii) is disclosed to a Holder of Registrable Common Stock by a third-party source who the Holder of Registrable Common Stock reasonably believes has the right to disclose such information or
(iii) is or becomes required to be disclosed by a Holder of Registrable Common Stock by law, including by court order, shall not be deemed to be confidential information for purposes of this Agreement.

                  9. Indemnification.

                           (a) Indemnification by the Company. In connection
with any registration statement filed by the Company pursuant to Section 2(a), 3(a) or 4 hereof, the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Registrable Common Stock covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or seller or any such underwriter, and their respective directors, officers, partners, agents and Affiliates (each, a "Company Indemnitee" for purposes of this Section 9(a)), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Indemnified Party is a party thereto), joint or several, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of one legal counsel for all of such Company Indemnitees (which counsel shall be reasonably acceptable to all such Company Indemnitees) and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a "Loss" or "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (collectively, "Offering Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading; provided, that, the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Company Indemnitee specifically stating that it is expressly for use therein; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Common Stock or any other Person, if any, who controls such underwriter, in any such case to the extent that any such Loss arises out of such Person's failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Common Stock to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

                           (b) Indemnification by the Offerors and Sellers. In
connection with any registration statement filed by the Company pursuant to
Section 2(a), 3(a) or 4 hereof in which a Holder has registered for sale Registrable Common Stock, each such Holder or seller of Registrable Common Stock shall, and hereby agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each other Person, if any, who controls the Company and each other seller and such seller's directors, officers, stockholders, partners, employees, agents and affiliates (each, a "Holder Indemnitee" for purposes of this Section 9(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or seller of Registrable Common Stock specifically stating that it is expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 9(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such Holder.

                           (c) Notices of Losses, etc. Promptly after receipt by
an indemnified party of notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

                           (d) Contribution. If the indemnification provided for
in this Section 9 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 9 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 9, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 9 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same)
(i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Common Stock covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Common Stock; provided, that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Selling Holders of Registrable Common Stock to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent.

                           (e) Other Indemnification. The Company and, in
connection with any registration statement filed by the Company pursuant to
Section 2(a) each Holder shall, and, in connection with any registration statement filed by the Company pursuant to Section 3(a) or 4, each Holder who has registered for sale Registrable Common Stock, shall, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act, indemnify Holder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Holder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this Section 9 (with appropriate modifications); provided, that, the Holder shall be liable only if and to the extent that such Loss arises out of or is based upon written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is expressly for use in connection with such registration or qualification; and provided, further, that the aggregate liability of such Holder under this Section 9 shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

                           (f) Indemnification Payments. The indemnification and
contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any Loss is incurred.

                  10. Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders of Registrable Common Stock.

                  11. Adjustments Affecting Registrable Common Stock. The Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Common Stock that would materially adversely affect the ability of the Holders to include such Registrable Common Stock in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Common Stock under any such registration or other offering.

                  12. Rule 144 and Rule 144A. The Company shall take all actions required to be taken on the part of the Company in order to enable Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  13. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from (i) except as provided in clause (ii) below, the Holder or Holders of at least 66-2/3% of the shares of Registrable Common Stock affected by such amendment, modification or waiver and
(ii) in the case of any amendment, modification or waiver of any provision of
Section 5 hereof or this Section 13, or as to the percentages of Holders required for any amendment, modification or waiver, or any amendment, modification or waiver which adversely affects any right and/or obligation under this Agreement of any Holder, the written consent of each Holder so affected.

                  14. Nominees for Beneficial Owners. In the event that any Registrable Common Stock is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Common Stock for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Common Stock held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Common Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Common Stock.

                  15. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Any Holder may assign to any Transferee of its Registrable Common Stock its rights and obligations under this Agreement (except with respect to shares of Registrable Common Stock sold pursuant to Rule 144 under the Securities Act, under any registration statement or otherwise in a manner such that the shares are no longer subject to restrictions from further public resale under the Securities Act without regard to volume limitations), provided that the Company shall receive written notice of such transfer and that such Transferee shall agree in writing with the parties hereto prior to the assignment to be bound by this Agreement as if it were an original party hereto, whereupon such assignee shall for all purposes be deemed to be a Holder under this Agreement. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the other parties hereto. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof.

                  16. Calculation of Percentage or Number of Shares of Registrable Common Stock. For purposes of this Agreement, all references to percentage or number of shares of Registrable Common Stock or Common Stock shall be calculated based upon the number of shares of Registrable Common Stock or Common Stock, as the case may be, outstanding at the time such calculation is made and shall exclude any Registrable Common Stock or Common Stock, as the case may be, owned by the Company or any subsidiary of the Company.

                  17. Miscellaneous.

                           (a) Further Assurances. Each of the parties hereto
shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

                           (b) Headings. The headings in this Agreement are for
convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                           (c) No Inconsistent Agreements. The Company will not
hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

                           (d) Remedies. Each Holder, in addition to being
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (e) Entire Agreement. This Agreement constitutes the
entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                           (f) Notices. Any notices or other communications to
be given hereunder by any party to another party shall be in writing, shall be delivered personally, by telecopy, by certified or registered mall, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, in the case of a Holder, to the address of such Holder as shown on the Company's shareholder records, and in the case of the Company, as follows:

Porta Systems Corp.
575 Underhill Blvd.
Syosset, NY  11791
Attention:    Mr. William V. Carney
              Chairman of the Board and Chief Executive Officer
                           -and-
              Mr. Edward B. Kornfeld
              Chief Financial Officer

Tel:  516 364-9300
Fax:  516 682-4655

with a copy to:

Esanu Katsky Korins & Siger, LLP
605 Third Avenue
New York, NY  10158
Attention:  Warren H. Esanu, Esq.

Tel:   212  953-6000
Fax:   212  953-6899

Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three Business Days after mailing if given by registered or certified mail as described above, and one Business Day after deposit if given by Federal Express or comparable delivery service.

                           (g) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed entirely in such State. Any action against the Company may be brought solely in the Federal or State Courts located in New York County, New York.

                           (h) Severability. Notwithstanding any provision of
this Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable Federal or state securities law. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                           (i) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PORTA SYSTEMS CORP.


                                   By: /s/ EDWARD B. KORNFELD
                                       ------------------------
                                        Name:  Edward B. Kornfeld
                                        Title: Senior Vice President
                                                       and
                                               Chief Financial Officer